EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm
The Board of Directors
Navistar International Corporation:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 2-70979, 33-26847, 333-29301, 333-77781, 333-86756, 333-86754, 333-113896, 333-162266, 333-166273 and 333-186820) and on Form S-3 (No. 333-213745) of Navistar International Corporation of our reports dated December 18, 2018 with respect to the consolidated balance sheets of Navistar International Corporation and subsidiaries as of October 31, 2018 and 2017, and the related consolidated statements of operations, comprehensive income (loss), stockholders’ deficit, and cash flows for each of the years in the three-year period ended October 31, 2018 and the related notes (collectively, the “consolidated financial statements”), and the effectiveness of internal control over financial reporting as of October 31, 2018, which reports appear in the October 31, 2018 annual report on Form 10-K of Navistar International Corporation.

/s/ KPMG LLP
Chicago, Illinois
December 18, 2018

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